EXHIBIT 10.1

Dated  May 6,  2004

SMTEK INTERNATIONAL (THAILAND) COMPANY LIMITED

as Borrower

BANKTHAI PUBLIC COMPANY LIMITED

as Lender

CREDIT FACILITY AGREEMENT

TABLE OF CONTENTS

CLAUSE	HEADING

1.	Interpretation
2.	Facilities
3.	Purpose
4.	Unavailability
5.	Conditions Precedent
6.	Drawdown
7.	Normal Practise Banking
8.	Interest
9.	Fees
10.	Repayment
11.	Change in Circumstances
12.	Representations and Warranties
13.	Events of Default
14.	Security
15.	Currency Indemnity
16.	Stamp, Duties and Taxes
17.	Taxes
18.	Assignment
19.	Notices
20.	Partial Invalidity
21.	Amendment
22.	Waivers
23.	Confidentiality
24.	Governing Law
SCHEDULE 1	LENDER, ADDRESS AND COMMITMENTS
SCHEDULE 2	DRAWDOWN NOTICE
SCHEDULE 3	FORM OF RECEIPT
SCHEDULE 4	TRANSACTION DOCUMENTS
SCHEDULE 5	FORM OF LAND MORTGAGE
SCHEDULE 6	FORM OF MACHINERY MORTGAGE
SCHEDULE 7	FORM OF GUARANTEE
SCHEDULE 8	LIST OF MACHINERY

CREDIT FACILITY AGREEMENT

This Agreement is made at BankThai Public Company Limited, Bangkok, Thailand on this 6th day of May, 2004 by and between BankThai Public Company Limited at 44 North Sathorn Road,  Silom Sub district,  Bangrak District, Bangkok, Thailand (hereinafter referred to as the “Lender”) of one part; and SMTEK International (Thailand) Company Limited located at 592, Moo 2 Bangpa-in Industrial Estate, Tambol Klongjig, Amphor Bangpa-in, Phranakornsriayudhaya Province, Thailand (hereinafter referred to as the “Borrower”) of the other part.

Both parties do hereby agree as follows:

WHEREAS:

The Lender has agreed to provide the Facilities, as defined here below, to the Borrower for the purposes of (i) investment and (iii) expansion its project at Bangpa-in Industrial Estate.

THEREFORE, both parties do hereby agree as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

“Advance” means the amount of any Drawdown from time to time under the Facilities;

“Authorizations” including any authorization, approval, consent, license, permit or permission granted by, and any filing and registration made at, any government authority, state enterprise or bureau, and any resolution passed by shareholders and by the board of directors to the relevant limited company, and any approval required from the Lender or other persons;

“Authorized Officer” means (a) one or more directors who are authorized, whether singly or jointly, to act to bind a limited company; or (b) any person having authority to act to bind a limited company by virtue of a power of attorney granted by the director(s) mentioned in (a) on behalf of such limited company;

“Baht” means the lawful currency of Thailand;

“BOT Announcement” means the announcement of the Bank of Thailand regarding instructions for commercial banks and financial institutions to perform with respect to interest and discount;

“Building” means any buildings or structures constructed or to be constructed on the Land (including, without limitation, the factories);

“Business Day” means a day upon which banks are open in Bangkok for the transaction of the business contemplated by this Agreement;

“Capital Expenditures” means any expenditure of a capital nature made by the Borrower to acquire, construct, improve, modify, repair or replace fixed assets, plant or equipment (including renewals, improvements and replacements);

“Default Interest Rate” means the interest rate (s) per annum as quoted by the Lender as a maximum default rate from time to time chargeable on any or all of defaulted Facilities in accordance with the notification of BOT Announcement (as a matter of reference only, the maximum default rate quoted by the Lender as at the date of this Agreement is 15% per annum);

“Drawdown” means the utilization of any of the Facilities by the Borrower under this Agreement;

“Drawdown Notice” means a request for the Advance, substantially in the form of Schedule 2;

“Event of Default” means any event specified in Clause 13;

“Facilities” means Tranche A, Tranche B, Tranche C, Tranche D and Tranche E Facility and “Facility” means any of them.

“Facility Office” means in respect of the Lender identified with the signature below, or such other office of the Lender as may from time to time be notified to the Borrower;

“Final Maturity Date” means each of the following dates, as the case may be:

(i)                                     in relation to Tranche A Facility, one (1) year from the execution date of this Agreement, unless otherwise extended at the sole discretion of the Lender in accordance with the terms of this Agreement;

(ii)                                  in relation to Tranche B Facility, on the maturity date of each promissory note (s) issued;

(iii)                               in relation to Tranche C Facility, one (1) year from the execution date of this Agreement, unless otherwise extended at the sole discretion of the Lender in accordance with the terms of this Agreement;

(iv)                              in relation to Tranche D, within seven (7) years from the first Drawdown date of Tranche D Facility;

(v)                                 in relation to Tranche E Facility, within seven (7) years (inclusively of Grace Period) from the first Drawdown date of Tranche E Facility.

“Grace Period” means six (6) months of suspension for repayment of the Indebtedness under Tranche E Facility by the Lender, which is commencing from the first Drawdown date of Tranache E Faciltiy and ending six (6) months thereafter;

“Guarantee Agreement” means a guarantee agreement duly signed by the Guarantor substantially in the form set out in Schedule 7 including all of its amendment and/or supplement made or to be made from time to time as prescribed by the Lender;

“Guarantor” means SMTEK International, Inc, a company incorporated under the laws of the United States of America, having its registered office at 200 Science Drive, Moorpark, California,  the United States of America;

“Indebtedness” of any person or entity shall mean:

(a)                                  any indebtedness for borrowed money or overdraft (whether principal, interest, fee or otherwise;

(b)                                 any indebtedness (actual or contingent) under any obligation to reimburse or indemnify any other person for or against any liability which what other person may have or any payment that other person may have made under any guarantee, aval, indemnity, security or other assurance against loss;

(c)                                  any indebtedness (actual or contingent) under swaps, derivatives and forward contracts and swap, derivatives and forward transactions;

(d)                                 any indebtedness under any acceptance credit; and

(e)                                  any rental payment under any lease entered into primarily for the purpose of raising or obtaining financing;

(f)                                    any liability under any bond, debenture, note, bill of exchange, trust receipt, letter of credit, note purchase, bill discount or commercial paper;

(g)                                 any amount under any agreement for the hire-purchase or conditional sale of goods or equipment or deferred terms which agreement was entered into primarily for the purpose of raising or obtaining financing;

(h)                                 any other obligation generally considered to constitute a debt of the obligor;

(i)                                     the principal amount of any debts factored with recourse;

in so far as not otherwise included within any or all of the forgoing paragraphs, amounts utilized, Drawdown or borrowed under or in connection with any of the Transaction Documents;

“Insurance” means all material policies and contracts of insurance which are now or may hereafter be taken out or effected in respect to or in connection with the Building to secure the Indebtedness to the Lender at the values as set out in the Insurance Policy , and in relation to the Machinery to secure the Indebtedness to the Lender only or any part thereof by the Borrower in compliance with its obligations under Clause 12 and shall include rights in any reinsurance taken out in relation to such Insurance;

“Insurance Policy” means the policy derived from the Insurance and related reinsurance;

“Interest Payment Date” means the last day of the Interest Period, as the context may require. If an Interest Payment Date falls on a day that is not a Business Day, such Interest Payment Date shall be the preceding Business Day;

“Interest Period” means one (1) month (or any other period as may be agreed between the Borrower and the Lender) ascertained in accordance with Clause 8;

“Land” means a plot of land in Bangpain Industrial Estate Authority of Thailand (Export Zone) under land title deeds No. 33685 located at Tambol Klongjig, Amphur Bangpa-in, Phranakornsriayudhaya Province, having approximate area of 4 rai 27 square wahs, where the Building situated;

“Land Mortgage Agreement” means an agreement to be made between the Borrower and the Lender, pursuant to which the Land and all Building and structures thereon are mortgaged in the first-ranking mortgage to the Lender as security for the Indebtedness, for the mortgage value of Baht 100,000,000 substantially in the form set out in Schedule 5 including all of its amendment and/or supplement made or to be made from time to time;

“Machinery” means all items of the machineries and equipments as per details set forth in Schedule 8 hereto;

“Machinery Mortgage Agreement” means an agreement to be made between the Borrower and the Lender, pursuant to which the existing Machinery are mortgaged in the first-ranking mortgage to the Lender as security for the Indebtedness, for the mortgage value of Bath 100,000,000 substantially in the form set out in Schedule 6, including all of its amendment and/or supplement made or to be made from time to time;

“Material Adverse Effect” means a material adverse effect on:

(a)                                  the perfection, priority or enforceability of the Security; or

(b)                                 the financial condition or business of the Borrower; or

(c)                                  the ability of the Borrower to observe and fully perform its payment obligations under the Transaction Documents; or

(d)                                 the legality, validity, or enforceability of any of the Transaction Documents.

“MLR” means a rate per annum of the interest rate which is announced from time to time by the Lender for charging on Baht loans granted to its prime customers in Thailand and which prevails on the day the interest is calculated pursuant to the terms of this Agreement.

“MOR” means a rate per annum of the interest which is announced from time to time by the Lender for charging on overdraft facility granted to its prime customers in Thailand and which prevail on the day the interest is calculated pursuant to the terms of this Agreement;

“Receipt” means a receipt evidencing the receipt of an Advance, substantially in the form set out in Schedule 3;

“Security” means the security set out in Clause 14;

“Security Documents” means the Guarantee Agreement, the Land Mortgage Agreement, the Machinery Mortgage Agreement and all security interests and collateral rights granted to the Lender pursuant to Clause 14 and any other security which is provided to secure the Indebtedness.

“Tranche A” means overdraft facility up to the amount of Baht 5,000,000 ;

“Tranche A Availability Period” means the period commencing on the date hereof and ending one (1) year from the date hereof;

“Tranche B” means short-term loan facility up to the amount of Baht 15,000,000 ;

“Tranche B Availability Period” means the period commencing on the date hereof and ending one (1) year from the date hereof;

“Tranche C” means the performance guarantee issued by the Lender in favor of the government authorities to secure the use of electricity or other utilities of the Borrower up to the amount of Baht 3,000,000;

“Tranche C Availability Period” means the period commencing on the date hereof and ending one (1) year from the date hereof;

 “Tranche D” means seven (7) years term loan facility in the total amount up to Baht 28,000,000 provided to the Borrower in accordance with the terms and conditions hereof;

“Tranche D Availability Period” means the period commencing on the date hereof and ending on 30 June 2004;

“Tranche E” means seven (7) years term loan facility in the total amount up to Baht 17,000,000 provided to the Borrower in accordance with the terms and conditions hereof;

“Tranche E Availability Period” means the period commencing on the date hereof and ending on 31 December 2004;

“Transaction Documents” means this Agreement, the Drawdown Notice, all of the Receipts, the request for Tranche A, Tranche B and Tranche C Facilities, Security Documents and related documents;

1.2.                              Any reference in this Agreement to:

(a)                                  an “authorization” means an authorization, approval, consent, license, permit, franchise, permission, exemption or resolution of any governmental or other authority or any other person;

(b)                                 “indebtedness” shall be construed so as to include any obligation for the payment or repayment of money, whether present or future, actual or contingent;

(c)                                  a “month”, unless the context requires otherwise, is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month.

(d)                                 a “person” means any person, partnership, company, state enterprise, government, agency or any joint venture association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(e)                                  “Tax” means any tax, levy, import duty, stamp duty or other charge of a similar nature (including, without limitation, any interest or penalty payable in connection with any failure to pay or any delay in paying any of the same).

1.3.                            Headings are for reference convenience only and shall not be construed as an interpretation of the provisions of this Agreement.

2.                                      The Facilities

2.1.                            Facilities

(a)                                  Subject to the terms and conditions of this Agreement, the Borrower agrees to borrow or utilize the Facilities and the Lender agrees to make available the Facilities under this Agreement to the Borrower which shall consist of;

2.1.1.                     Tranche A:  overdraft Facility up to Baht 5,000,000;

2.1.2.                     Tranche B: short term loan Facility up to Baht 15,000,000;

2.1.3.                     TrancheC : letter of guarantee Facility up to Baht 3,000,000 ;

2.1.4                        Tranche D: long term loan Facility up to Baht 28,000,000; and

2.1.5                        Tranche E: long term loan Facility up to Baht 17,000,000;

(b)                                 Tranche A Facility, Tranche B Facility and Tranche C Facility shall be subject to review on the yearly basis or at any time as the Lender deems appropriate. In case of the Borrower’s credit problem incurred with other financial institutions or the review of the financial status of the Borrower is unsatisfactory to the Lender, then the Lender reserves the right to forthwith amend, alter or cancel any or all of the said Facility for whatsoever reasons and without notifying the Borrower in advance.

(c)                                  Any Advance of the Facilities that remains undrawn, and in respect of which no Drawdown Notice has been delivered, at the close of business on the last day on which a Drawdown Notice is permitted to be delivered shall be automatically cancelled on the last day of each of Tranche A Availability Period, Tranche B Availability Period, Tranche C Availability Period, Tranche D Availability Period or Tranche E Availability Period, as the case may be.

3.                                      Purpose

(a)                                  The Borrower shall use the Facility under Tranche A exclusively for the purpose of financing its ongoing working capital;

(b)                                 The Borrower shall use the Facility under Tranche B exclusively for the purpose of financing its ongoing working capital;

(c)                                  The Borrower shall use the Facility under Tranche C Facility exclusively for the purpose of guarantee the use of electricity and utilities;

(d)                                 The Borrower shall use the Facility under Tranche D Facility exclusively for the purpose of purchasing the Land and Building from Thai Factory Development Public Company Limited; and

(e)                                  The Borrower shall use the Facility under Tranche E Facility exclusively for the purpose of expansion the Building.

The Borrower shall apply the proceeds of this Agreement as provided herein. For the avoidance of doubt, the Borrower shall only utilize the Facilities for the purposes permitted by this Agreement.

4.                                      Unavailability

If, for whatsoever reason, the Facilities in whole or any part thereof is not fully utilized or is unavailable, it shall neither affect nor impair the liabilities of the Borrower to perform any and all of its obligations. And if such unavailability occurs the Lender may consider ceasing the undrawn portion or the Lender may provide the Borrower with any credit Facilities other than as stipulated in this Agreement.

5.                                      Conditions Precedent

5.1                               General Condition Precedent

The obligation of the Lender to make available the Facilities to the Borrower shall be subject to the following conditions precedent being fulfilled to the satisfaction of the Lender or waived, on or the fifth (5th) Business Day of any Facilities:

(i)                                     The Lender shall have received all documents listed in Clause 5.2;

(ii)                                  All Transaction Documents shall have been executed by the Borrower and shall be in full force and effect; and

(iii)                               As at the date the Drawdown Notice is given and as at the relevant Drawdown date:

(i)                                     no Event of Default has occurred;

(ii)                                  all representations and warranties made by the Borrower under this Agreement are true and correct with reference to the facts and circumstances then subsisting;

(iii)                               the Borrower shall to the extent applicable, have been in full compliance with the covenants specified in Clause 12;

(iv)                              all fees (including, without limitation, the front-end fee, if any) and any other charges and expenses which are due and payable on any Facility under this Agreement;

(iv)                              the Land Mortgage Agreement has been duly executed by the Borrower and the first-ranking mortgage over the Land and Building has been duly registered and is in full force and effect in favor of the Lender for the mortgage value of Baht 100,000,000;

(v)                                 the Machinery Mortgage Agreement has been duly executed by the Borrower and the first-ranking mortgage over the existing Machinery has been duly registered and is in full force and effect in favor of the Lender for the mortgage value of Baht 100,000,000; and

(vi)                              the Guarantee has been duly executed by the Guarantor.

5.2.  Documents which are General Conditions Precedent

The Lender shall have received the following documents and /or shall have been satisfied that the following conditions are fulfilled on or before the Drawdown date :

(a)                                  each of the following documents in relation to the Borrower:

(i)                                     a copy of the Memorandum of Association,

(ii)                                  a copy of the Articles of Association,

(iii)                               a copy of the list of shareholders, and

(iv)                              an original certification document (affidavit) issued by the Ministry of Commerce.

With respect to documents in item (i), (ii) and (iii) to be certified by the Ministry of Commerce within one (1) month prior to the first Drawdown date;

(b)                                 copies of the minutes of the board of directors’ meeting of the Borrower approving the execution and delivery of the relevant Transaction Documents to which it is a party and the performance thereunder in the form acceptable to the Lender, at which the resolution was adopted and certified by the Authorized Officer of the Borrower, as being a true, complete and up-to-date copy of resolutions duly adopted and in full force and effect;

( c)                               specimen signatures of the Authorized Officer of the Borrower together with or providing herein copies of their identification cards or passports, house registration certificates;

(d)                                 this Agreement duly executed by all parties thereto and duly affixed with applicable stamp duty;

(e)                                  evidence to the satisfaction of the Lender that the Borrower has maintained the Insurance in full force and effect on the insurable assets of the Borrower pursuant to Clause 12;

(f)                                    copies of all Authorizations which are necessary for the execution and delivery of the relevant Transaction Documents, the obtaining of the Facilities under this Agreement, and the performance of the obligations under the Transaction Documents of the Borrower;

(g)                                 an appraisal report on the value of the Land, Building and Machinery provided by the Borrower; and

(h)                                 relevant Insurance policies.

6.                                      Drawdown

6.1                               Tranche A

(a)                                  The Borrower may request the Advance under Tranche A, if the Lender receives Drawdown Notice not later than 11:00 a.m. on the first (1) Business Day prior to the Drawdown date, provided that:

(i)                                     the conditions precedent under Clause 5.1.have been satisfied and being fulfilled to the Lender; and

(ii)                                  the Lender shall have received the overdraft facility agreement in such form as prescribed by the Lender, duly signed by the Borrower and duly affixed with applicable stamp duty prior to the first Drawdown.

(b)                                 The outstanding debit balance in Tranche A Facility account shall in any event be reduced to zero no later than the last day of the Tranche A Final Maturity Date.

6.2                               Tranche B

(a)                                  The Borrower may request the Advance under Tranche B, if the Lender receives Drawdown Notice not later than 11:00 a.m. on the first (1) Business Day prior to the Drawdown date, provided that:

(i)                                     the conditions precedent under Clause 5.1.have been satisfied and being fulfilled to the Lender;

(ii)                                  the Lender shall have received the short term facility agreement in such form as prescribed by the Lender, duly signed by the Borrower and duly affixed with applicable stamp duty prior to the first Drawdown; and

(iii)                               the Borrower shall, on each Drawdown date, issue to the Lender a promissory note in the form prescribed by the Lender, provided that the maturity date of each promissory not exceed 180 days from the date issued.

(b)                                 The outstanding debit balance in Tranche B Facility account shall in any event be reduced to zero no later than the last day of the Tranche B Final Maturity Date.

6.3                               Tranche C

(a)                                  The Borrower may request the Advance under Tranche C, if the Lender receives Drawdown Notice not later than 11:00 a.m. on the first (1) Business Day prior to the Drawdown date, provided that:

(i)                                     the conditions precedent under Clause 5.1.have been satisfied and being fulfilled to the Lender;

(ii)                                  the Lender shall have received any agreement or documentation in relation to the Tranche C Facility in such form as prescribed by the Lender, duly signed by the Borrower prior to the utilization of Tranche C Facility;

(iii)                               the Borrower has paid the fee for issuance of the letter of guarantee at the rate of 1.5% per year to the Lender; and

(iv)                              the validity of the letter of guarantee issued by the Lender shall not exceed Tranche C Final Maturity Date.

(b)                                 The outstanding debit balance in Tranche C Facility account shall in any event be reduced to zero no later than the last day of the Tranche C Final Maturity Date.

6.4.                            Tranche D

(a)                                  The Borrower may request the Advance under Tranche D during the Tranche D Availability Period if the Lender receives not later than 11:00 a.m. on the fifth (5) Business Day prior to the Drawdown date, provided that:

(i)                                     the conditions precedent under Clause 5.1 have been satisfied and being fulfilled to the Lender;

(ii)                                  the Lender shall have received a duly completed Drawdown Notice in respect of each Drawdown on the fifth (5) Business Day prior to the Drawdown date; and

(iii)                               the Lender shall have received the original of the Land and Building purchase and sale agreement duly signed by the Borrower and the seller of Land and Building.

(b)                                 Any remaining sum under Tranche D undrawn at the expiry of Tranche D Availability Period shall be no longer available for any further Drawdown.

6.5                               Tranche E

(a)                                  The Borrower may request the Advance under Tranche E during the Tranche E Availability Period, if the Lender receives not later than 11:00 a.m. on the fifth (5) Business Day prior to the Drawdown date, provided that:

(i)                                     the conditions precedent under Clause 5.1 have been satisfied and being fulfilled to the Lender;

(ii)                                  the Lender shall have received a duly completed Drawdown Notice in respect of each Drawdown on the fifth (5) Business Day prior to the Drawdown date; and

(iii)                               the written report showing the progress of the construction, duly signed by the engineer responsible for the project.

(iv)                              the Lender shall have received a written report showing the progress of the construction, duly certified by the engineer responsible, before each Drawdown.

(b)                                 Any remaining sum under Tranche E undrawn at the expiry of Tranche E Availability Period shall be no longer available for any further Drawdown.

6.7                               Utilization of Facilities

The Drawdown Notice issued by the Borrower shall be irrevocable and have legal bindings on the Borrower to make a Drawdown in accordance with the terms and conditions thereunder and under this Agreement.

7.                                      Normal Banking Practices

The Drawdown of the Facilities shall be effected in accordance with normal practice of the Bank and customary banking practices in Thailand as determined by the Bank of Thailand. The Borrower shall for such purposes comply with such administrative requirements in relation to utilization of the Facilities as the Lender shall notify to it from time to time.

8.                                      Interest

8.1.                            Interest Period and Calculation of Interest

(a)                                  The Borrower shall pay interest and other amounts falling due under any of the Facilities in accordance with the terms of this Agreement.

(b)                                 Interest Period applicable to the Facilities under this Agreement shall be as follows:

(i)                                     each Interest Period shall have a duration of one (1) month;

(ii)                                  the first Interest Period for each Advance on the relevant Drawdown date shall commence on the day that such Advance is drawn, and shall end on the last day of the subsisting calendar month in which such Drawdown occurs; and

(iii)                               Interest shall accrue from day to day, and shall be calculated, and a 365 days year (including the first day of the relevant period during which it accrues but excluding the last).

If any interest dues and unpaid to the Lender on the relevant Interest Payment Date, it shall be deemed that the Borrower is in default under Clause 13. The Borrower hereby agrees to pay the Default Interest Rate of the overdue sums to the Lender for the duration of the said overdue period.

8.2                               Interest Rate for Facilities

(a)                                  The interest rate applicable to the Facilities under Tranche A and Tranche B will be calculated at the MOR rate per annum. The payment of interest shall be made the last Business Day of every month through the term of this Agreement or until such time as the outstanding balance is amortized in full.

(b)                                 The interest rate applicable to the Facility under Tranche D will be calculated as follows:

(i)                                     On the 1st and 2nd year, it shall be calculated at the fixed rate at 5.75% per annum.

(ii)                                  From the 3rd year until the Final Maturity Date, it shall be calculated at the MLR rate per annum.

The payment of interest shall be made the last Business Day of every month through the term of this Agreement or until such time as the outstanding balance is amortized in full

(c)                                  The interest rate applicable to the Facility under Tranche E will be calculated at the MLR rate per annum. The payment of interest shall be made the last Business Day of every month through the term of this Agreement or until such time as the outstanding balance is amortized in full

8.3.                            Interest Payment

The Borrower shall pay to the Lender interest on the relevant Interest Payment Date which shall be the last day of the Interest Period ascertained in accordance with Clause 8.1 through the term of this Agreement or until such time as the outstanding balance is amortized in full.

8.4.                            Default Interest

If the Borrower fails to pay when due any money payable under Facilities or in case of the occurrence of an Event of Default, the Borrower shall on a joint and several basis pay interest on the total outstanding Indebtedness during the period after the relevant date the occurrence of the said Event of Default, as the case may be, to the date of actual payment (after as well as before judgment) at the Default Interest Rate quoted by the Lender, provided that in case of failure to pay interest on the relevant due date, the Default Interest Rate determined as aforesaid shall be charged on the outstanding Indebtedness to which such interest relates.

9.                                      Fees

9.1                               Tranche A, Tranche C Fees

The Borrower shall pay fees to the Lender in respect to the utilization of Tranche A, Tranche C at the standard practice rate of the Lender.

9.2                               Prepayment Penalty Fee

The Borrower shall pay to the Lender for all the amounts prepaid of the Facilities under Tranche D and/or Tranche E, a prepayment fee, at the rate of two percent (2%) of each the prepaid amount under Tranche D and/or Tranche E, unless such prepaid amount is derived from the Borrower’s operation (excess cash flow) and payable on the prepayment date.

10.                               Repayment

10.1.                     Repayment and Reduction of Indebtedness

10.1.1              Tranche A

The Borrower shall reduce the Indebtedness under Tranche A to zero no later than the Tranche A Final Maturity Date.

10.1.2 Tranche B

Except the renewal of the promissory note(s) issued has been approved by the Lender, the Borrower shall pay to the Lender the Indebtedness of each promissory note(s) issued on the Final Maturity Date.

If the Lender approves the renewal of any or all of the promissory notes(s), such promissory note (s) shall be due and payable on the following Final Maturity Date. In case the Lender cancels any or all of Tranche B Facility, the Indebtedness under the promissory notes(s) shall be repaid in full to Lender on the Final Maturity Date under the promissory note (s) issued.

Subject to Clauses 10.1.1 and 10.1.2 above, the Lender shall inform the Borrower thirty (30) days in advance prior to the Final Maturity Date, if the Lender extends the Tranch A Final Maturity Date or approves the renewal of the promissory note(s), at the specified address of the Borrower given herein.

10.1.3              Tranche C

The Borrower shall reduce the Indebtedness under Tranche C to zero no later than the Tranche C Final Maturity Date.

10.1.4 Tranche D and Tranche E

Tranche D:

Except as otherwise agreed by the Lender, the Borrower shall reduce the Indebtedness under Tranche D by repayment to Lender in 84 monthly installments as follows:

Installment	Baht/month
1-83	333,500
84	319,500

The first repayment date shall be made on the following month after the first Drawdown.

Tranche E:

Except as otherwise agreed by the Lender, the Borrower shall reduce the Indebtedness under Tranche E by repayment to Lender in 78 monthly installments as follows

Installment	Baht/month
1-77	218,000
78	214,000

The first repayment date shall be made on the following month after the end of grace period.

10.2.                     Demand Repayment

At any time upon the occurrence of an Event of Default or at any time as the Lender deems appropriate, the Lender may, at any time declare all amounts outstanding at such time due and payable whereupon any Advance not drawn shall be immediately reduced to zero (0).

10.3.                     Business Day

Subject as otherwise provided for in this Agreement, if any sum would otherwise become due for payment on a day which is not a Business Day, that sum shall become due on the next succeeding Business Day, and interest shall be adjusted accordingly.

10.4.                     Payment made by the Borrower

All sum payable by the Borrower under or pursuant to this Agreement and the other Transaction Documents (whether of principal, interest or otherwise) shall be paid in full without set-off or counterclaim or withholding.

10.5.                     Currency

Except as otherwise expressly provided for in this Agreement and the other Transaction Documents, all amounts to be paid by the Borrower under this Agreement and the other Transaction Documents shall be paid in the currency which the Indebtedness is then denominated or determined by the Lender. The Borrower hereby irrevocably waives any rights it may have under Section 196 of the Civil and Commercial Code of Thailand (or any modification or re-enactment thereof for the time being in force) to make payment in Baht of any sum due, which is then denominated in foreign currency in lieu of payment in such foreign currency.

11.                               Change In Circumstances

11.1.                     Unlawfulness or Impracticality

If the Lender determines that:

(a)                                  any change of law or regulation in the interpretation or application thereof: or

(b)                                 any compliance in good faith by the Lender with any application guideline direction, request or requirement (whether or not having the force of law) of the Bank of Thailand or of any other governmental agency or authority, make it unlawful or impractical for the Lender to make, fund or maintain the Facilities or any part thereof or to otherwise give effect to any provision of this Agreement, the Lender shall notify the Borrower of such unlawfulness or impracticability and thereupon the Lender’s obligation to make, fund or maintain the Facilities or any part thereof which shall have been affected by such unlawfulness and impracticability shall terminate and the Borrower shall, at the end of the then relevant Interest Period, prepay all the affected Facilities or reduce to zero the all of the affected Indebtedness together with interest accrued thereon and other sum due and payable in relation to the affected Facilities.

11.2. Increased Costs

If the Lender determines that:

(a)                                  any change of Law or regulation or in the interpretation or application thereof; or

(b)                                 any compliance in good faith by the Lender with any application guideline, direction, request or requirement (whether or not having the force of law) of the Bank of Thailand or of any other governmental agency or authority, shall (i) increase the cost of the Lender for making, funding or maintaining the Facilities or any part thereof; or (ii) reduce any fee or amount of any payment received or receivable by the Lender under this Agreement or the effective return to the Lender under this Agreement, the Borrower shall, on the date the Borrower receives written notification of the increased cost or reduction from such increased cost or reduction and, subject to payment necessary to compensate if for such increased cost or reduction and, subject to payment thereof, the Borrower may prepay all or part of the affected Facilities or reduce to zero all of the affected Indebtedness together with interest accrued thereon and any sum due and payable in relation to the affected Facilities.

12.                               Representations and Warranties

12.1.                     Representations and Warranties

For so long as all or any sum of the Indebtedness remains outstanding, the Borrower hereby represents and warrants to the Lender as follows:

(1)                                  Existence:  the Borrower is a limited liability company, duly organized and validly existing under the laws of Thailand, with power to enter into this Agreement and the Security Documents to which it is a party and to exercise its rights and perform its obligations under them, and all corporate and other actions required to authorize its execution and delivery of this Agreement and the Transaction Documents to which it is a party and the performance of its obligations under them (except those which are not required until a later date) have been duly taken;

(2)                                  Corporate power:  it has full power and authority to own its assets and to carry on its business as it is presently being conducted and the Borrower and the Transaction Documents have full power and authority to enter into, to exercise the rights and to and perform the obligations and Transaction Documents;

(3)                                  No Breach:  the Borrower has not received any notice that it is in breach of any provision in this Agreement and the Security Agreements to which it is a party or which is binding on it or any of its assets or Revenues, which breach could have a Material Adverse Effect;

(4)                                  No Proceeding:  no legal, arbitration or administrative proceeding (other than those of a vexatious or frivolous nature) of or before any court, tribunal or agency has been commenced against the Borrower and the Guarantor which, if determined adversely to the Borrower, would result in a Material Adverse Effect, other than those otherwise disclosed to the Lender in writing;

(5)                                  Authorizations: all authorizations necessary or advisable for or in connection with the execution, validity, performance or enforceability of the Transaction Documents and the conduct of the Borrower’s business have been obtained and are in full force and effect;

(6)                                  No Litigation:   no litigation, arbitration or administrative proceedings or other procedure for the resolution of dispute is taking place, pending or, to the knowledge of Borrower, threatened against the Borrower or its respective assets or revenues which will have a Material Adverse Effects;

(8)                                  Taxes:  all required tax returns have been filed and all taxes paid, except those contested in good faith;

(9)                                  No Subsidiaries:  the Borrower has no subsidiaries and holds no interest of any kind in the share capital of any other person;

(10)                            Bankruptcy:  no bankruptcy, winding-up, liquidation, re-organization, re-adjustment of debt, dissolution or similar proceedings of or relating to the Borrower or the Guarantor has been filed or is pending under the law of Thailand or any other jurisdiction;

(11)                            Insurances:  all material insurances required by this Agreement are in full force and effect, procure insurances on business risk and other insurance as required by the Lender and maintain the Lender as sole beneficiary;

(12)                            Compliance with Law:  comply in all material respects with all applicable laws and material governmental approvals;

(13)                            Compliance:  comply with any or all of the terms and conditions of the documentation or contract in relation to or in connection with the utilization of the Facilities of terms and conditions imposed by the Lender.

(14)                            Notice of Defaults:  give prompt notice of Events of Default of which it is aware;

(15)                            Performance of Obligations:  perform its material obligations under this Agreement;

(16)                            Notice of Proceedings:  notify the Lender in writing of any legal, arbitration or administrative proceeding of or before any court, tribunal or agency which has been commenced against the Borrower which, if determined adversely to the Borrower, would result in a Material Adverse Effect;

(17)                            Notice of Breaches:  notify the Lender in writing as soon as practicable after it receives any notice that it is in breach of any agreement to which it is a party, which breach could have a Material Adverse Effect;

(18)                            Constitutional Documents:  procure that no amendment or supplement is made to its memorandum and articles of association which would give rise to a Material Adverse Effect;

(19)                            Appraisal Report:  Delivery of appraisal report of Land, Building, and Machinery owned by the Borrower upon request of the Lender, which such request be made from time to time in accordance with the Bank of Thailand’s regulations;

(20)                            Land Mortgage: On the first Drawdown date of the Facilities, the Borrower shall complete the first ranking mortgage in relation to the Land and Building for the mortgage value of Bath 100,000,000 to secure the indebtedness of the Borrower under the Transaction Documents as represented by the agreement substantially in the form set out in Schedule 5;

(21)                            Machinery Mortgage : the Borrower shall complete, within four (4) months from the first Drawdown date of Tranche D Facility and Tranche E Facility, the first ranking mortgage in relation to the Machinery and equipments, which shall be appraised by the Lender or any appraisal firm acceptable to the Lender, for the mortgage value of not be less than Baht 100,000,000 substantially in the form set out in Schedule 6;

(22)                            Capital Expenditure: the Borrower shall inform the Lender at any time upon making any single capital expenditure in excess of Baht 20,000,000 at a time;

(23)                            Validity of Security:  the Security provided under this Agreement shall become and in full force and effect until the Indebtedness under this Agreement shall have been performed in full.

(24)                            No Security Interest:  no encumbrance exists over all or any of the present or future assets or revenues of the Borrower.;

(25)                            Ranking: the claims of the Lender against the Borrower under the Transaction Documents will rank at least pari passu with other unsecured claims of the Borrower.

12.2.  Affirmative Covenants

The Borrower covenants that so long as this Agreement is in effect and until all of the obligations of the Borrower hereunder have been discharged in full, the Borrower, as the case may be, and as clearly specified shall:

(1)                                  Existence: the Borrower shall maintain their corporate existence and conduct their business in a proper and efficient manner and in compliance with all laws, agreements and obligations binding upon them or applicable to their assets or revenues, except for such non-compliance as would not have a Material Adverse Effect;

(2)                                  Financial Statements: as soon as the same become available, but in any event within ninety (90) days after the end of each financial year of the Borrower, deliver to the Lender in sufficient copies for the Lender the audited annual financial statements of the Borrower for such financial year; and as soon as it is available, but in any event within sixty (60) days after the end of each of its monthly and quarterly financial period, a copy of its financial account for such monthly and quarterly financial period;

(3)                                  Records:  maintain business and financial records in accordance with generally accepted accounting principals in Thailand and, upon a request from the Lender, provide the Lender with such other information about its business and financial condition (including, without limitation to, twelve (12) month projected cash flow statements) as the Lender may reasonably require;

(4)                                  Notice of Event of Default:  promptly inform the Lender of the occurrence of any Event of Default and of any steps being taken to remedy or mitigate the effect of such Event of Default and take such practical and reasonable steps to remedy such Event of Default and/or confirm to the Lender that no other Event of Default has occurred;

(5)                                  Notice of Proceedings:  promptly inform the Lender in writing of any legal, arbitration or administrative proceeding of or before any court, tribunal or agency which has been commenced against the Borrower which, if determined adversely to the Borrower, would result in a Material Adverse Effect;

(6)                                    Inspection: the Borrower shall allow the Lender or their representatives to inspect their operations and books and accounts upon reasonable notice;

(7)                                  Insurances: the Borrower shall procure insurances on and in relation to their business and assets, including but not limited to Building, Machinery in operation (the “Insurance”) as well as procure endorsements of such Insurances in accordance with the terms as set out hereto and the Transaction Documents; it is agreed that the Borrower shall endorse and maintain the name of the Lender as sole beneficiary and loss payee of the Insurance relating to the Security at all time commencing no later than the Drawdown date;

(8)                                  Accuracy of Disclosure: as of the date on which the latest financial statements were prepared the Borrower incurred no material liabilities (contingent or otherwise) which were not disclosed in such financial statement (or by the notes thereto) or reversed against therein nor have any unrealized or anticipated losses which were not so disclosed or reversed against and which will have a material adverse effect on the ability of the Borrower to perform its payment obligations under this Agreement;

(9)                                  Law : the Borrower shall comply with all applicable laws, except for such non-compliance as would not have a Material Adverse Effect;

(10)                            Change of Major Shareholders : the Borrower shall inform to the Lender any change of major shareholders, provided that the Guarantor shall maintain the shares in the Borrower not less than seventy five percent (75%) of the total shares of the Borrower;

12.3.  Negative Covenants

The Borrower’s negative covenants, for as long as any obligations remain outstanding under this Agreement, include but are not limited to the following:

(1)                                  Sale of Assets:  sell, lease, transfer or otherwise dispose of by one or more transactions (whether related or not), the whole or any material part of its assets or revenues, except for sales, leases, transfers or disposals which (a) are for good consideration in the ordinary course of business, (c) are of obsolete assets or raw materials, inventory, spare parts and supplies in the normal course of business, (d) could not reasonably be expected to a Material Adverse Affect the Borrower’s obligations under this Agreement,

(2)                                  Merge:  merge with or into or consolidate with any person or acquire all or substantially all of the assets, stock or any class of, or any partnership or joint venture interest in, any person, or create or acquire any subsidiary;

(3)                                  Reduction of Capital:  cancel or reduce its share capital, provided however that the Borrower may reduce its par to offset retained losses;

(4)                                  Settlements:  consent to any settlement, resolution or compromise of any litigation, arbitration or other dispute which would be reasonably likely to have a Material Adverse Effect;

(5)                                  Immunity:  claim for itself or any of its assets, immunity from suit, execution, a attachment or legal process;

(6)                                  Assignment:  assign any or all of its rights under any this Agreement;

(7)                                  Create Encumbrance:  sell, transfer, dispose, pledge, mortgage or create any encumbrance over the Machinery to any creditor or any person without obtaining the prior approval in writing from the Lender.

(8)                                  Dividend: declare or pay any dividend or any benefit in whatever form, directly or indirectly, to the shareholders or any persons, unless such payment of dividend is derived from the Borrower’s operation (excess cash flow)

(9)                                  Create Indebtedness: incur any further liability or encumbrance (including grant any guarantee, third party indemnity) with any person and/or financial institution except incur any liability is for repayment of the Facilities under this Agreement

13.                               Events of Default

13.1.                     The following events shall be Events of Default:

(1)                                  Non Payment:  the Borrower fails to pay any sum payable under this Agreement and the Transaction Documents when due or otherwise in accordance with the provisions hereof;

(2)                                  Breach of Agreement: the Borrower fails duly and punctually to perform or comply with any terms, conditions, covenants, obligations or agreement under the Transaction Documents which are material and, in respect of a failure which is capable of remedy, does not remedy such failure within thirty (30) days;

(3)                                  Misrepresentation:  any representations, warranties or covenants made or deemed to be made by the Borrower in this Agreement and the Transaction Documents or any other documents, notice, certificate or statement delivered by or on behalf of the Borrower pursuant hereto or thereto or in connection herewith or therewith is or proves to have been incorrect or misleading in any material respect;

(4)                                  Breach of Covenant:  failure by the Borrower to perform or observe any of its affirmative covenants or negative covenants under this Agreement, the consequence of which failure results in a Material Adverse Effect;

(5)                                  Insolvency:  the Borrower:

(i)                                     is being declared bankrupt or other customary insolvency;

(ii)                                  is unable to, or admit in writing of its inability to, pay its debts as they fall due;

(iii)                               enter into or seeks to enter into a material scheme for the rehabilitation, reorganization, arrangement, composition or rescheduling of any debt, an assignment for the benefit of its Lender, or a composition with the Lender under the law of Thailand or other jurisdiction;

(iv)                              assigns or transfers its assets or right to manage its assets in relation to this Agreement to third party or the receiver has been appointed to control over part or all of the business or assets of the Borrower;

(v)                                 commits any act as a result of which it is presumed to be insolvent pursuant to the assumptions prescribed by bankruptcy law;

(6)                                  Dissolution:  any proceeding is commenced or any other action is taken for rehabilitation, reorganization, bankruptcy, liquidation, dissolution or winding up of the Borrower, or the Borrower commits an act of bankruptcy or and order is made or and effective resolution is passed or analogous proceeding is taken for amalgamation, dissolution or winding up of the Borrower or with respect to insolvency or bankruptcy of the Borrower;

(7)                                  Receivership:  any distress, attachment, execution or other legal process is levied, enforced or attempted or an encumbrance takes possession of, or any action is taken for or with a view to the appointment of a receiver, trustee, custodian or similar officer, in any such case, in relation to bankruptcy proceedings in respect of the Borrower, or a substantial part of the assets of the Borrower and such action is not dismissed within thirty (30) days;

(8)                                  Litigation:  Any action, proceeding or litigation is instituted in any courts or authorities to prohibit or sustain the performance of the Borrower under this Agreement in whatsoever nature which affects the legality, completeness, binding effect or enforceability of the Transaction Documents;

(9)                                  Material Government Approval:  a modification, revocation or cancellation of any governmental approval which has a Material Adverse Effect;

(10)                            Cross Default:  any other Indebtedness of the Borrower which has a commercial effect of borrowing nature becomes due or is cancelled prior to its stated maturity or is subject to creditor action, based on a payment or non-payment default, or is capable of being declared due and payable prior to its specified maturity date due to the occurrence of an Event of Default;

(11)                            Material Adverse Effect:  the occurrence of any material adverse change in the condition of the Borrower which, in the reasonable judgment of the Lender, may have material adverse effect on the ability of the Borrower to perform its obligations under the Transaction Documents;

(12)                            Nationalization:  the Borrower’s assets are seized, nationalized, expropriated or compulsorily acquired by the governmental agency which would be likely to have a Material Adverse Effect or the ability of the Borrower to perform its obligations under the Transaction Documents;

(13)                            Cease the Business:  The Borrower ceases or threaten to cease the business operation of the Borrower.

13.2.                     Consequences of Event of Default

Upon the happening of any Event of Default and at any time thereafter, the Lender may without prejudice to any other available rights and remedies, by written notice to the Borrower, take any or all of the following actions:

(a)                                  declare all or part of the Indebtedness and all commissions, fees and other sums payable hereunder to be, whereupon the same shall become, immediately due and payable without further demand, notice or other legal formality of any kind in such case the Borrower shall be liable to forthwith repay all such amount together with all accrued interest thereon;

(b)                                 declare any or all of the undrawn the Facilities terminated, whereupon the obligation of the Lender to make available the Facilities hereunder shall terminate immediately;

(c)                                  accelerate all or part of the Indebtedness and all commissions, fees and other sums payable hereunder to be, whereupon the same become, due and payable at any time without further demand, notice or other legal formality of any kind in such case the Borrower shall be liable to forthwith repay all such amount together with all accrued interest thereon; and /or

(d)                                 enforce any or all of the Transaction Documents.

14.                               Security

14.1.                     Detail of Security

The obligations of the Borrower to the Lender under this Agreement shall be secured by the following Security as evidenced by the Security Documents which shall continue to be valid enforceable until the Indebtedness under the Transaction Documents has been repaid in full:

(a)                                  The first ranking mortgage over the Land and Building;

(b)                                 The first ranking mortgage over the Machinery;

(c)                                  The Guarantee in favor of the Lender by the Guarantor;

(d)                                 Endorsement of Insurance over Building and the right to the Insurance Proceed; and

(e)                                  Endorsement of Insurance over the Machinery and the right to the Insurance Proceed.

14.2.                     Insurance Policy

Throughout the period the Borrower remains indebted to the Lender under this Agreement or other agreements between the Lender and Borrower, the Borrower shall maintain the following conditions, unless prior written approval from the Lender is granted;

14.2.1  the Borrower shall obtain and maintain insurance with reputable insurance companies which are acceptable to the Lender which contain terms, conditions and coverage to all product risks insurance at the highest insured amount.  The insurance policy must specify the Lender as the beneficiary in amount the Lender deems appropriate.

14.2.2              the Borrower shall pay the insurance premiums and the insurance policy must specify the Lender as the beneficiary including deliver the insurance policy to the Lender before the Drawdown date. If the Borrower fails to pay the insurance premium and the Lender pays the same in any amount, the Borrower shall, upon requested by the Lender, repay to the Lender such insurance premiums in full together with interest at the rate of 15% (fifteen percent) per annum from the date of payment by the Lender therefore.

14.3.  Security Form

Each Transaction Documents shall be in a form prescribed by the Lender.

15.                               Currency Indemnity

(a)                                  If any monies are paid by the Borrower or receives or recovered by the Lender pursuant the Transaction Documents in a currency other than the currency in which the Indebtedness of or payment by the Borrower is due, then the Borrower shall on a joint and several basis pay such additional amounts as may be necessary so that after conversion of all such monies into the currency in which the relevant Indebtedness or payment is due to the Lender shall have net in its hands and amount in that currency equal to that Indebtedness then outstanding and due to the Lender.

(b)                                 Where any judgment or order of any court of competent jurisdiction in any country is given or made against the Borrower in respect of all or any part of the monies owing under the Transaction Documents in a currency other than that in which that payment by the Borrower is due, then the Borrower shall on a joint and several basis as a separate and independent liability continuing after such judgment or order indemnify to the Lender against any loss arising by reason of any difference between the rate of exchange at which the currency in which the payment due is converted into the currency of the judgment or order for the purposes thereof and that at which the Lender can convert any amount actually received by it pursuant to and in the currency of such judgment or order into the currency in which the payment due at the time of such receipt.

(c)                                  For purposes of this Clause 15, monies shall be converted from the currency of receipt in to currency in which the payment is due at the Lender’s spot rate of exchange in accordance with its normal practice as at 11.00 am on the date of such receipt or, if that is not a Business Day, on the next succeeding Business Day.

16.                               Stamp, Duties and Taxes

The Borrower shall pay or cause to be paid all present and future stamp and other like duties and taxes and all registration, recording and other like fees, if any, to which this Agreement and the other Transaction Documents may be registrable or may be sought to be enforced and shall indemnify the Lender against any and all liabilities, costs, claims and expenses with respect to or resulting from any delay or omission in paying such duties, taxes or fees. A certificate as to the amount in respect of which the indemnity is so required submitted by the Lender shall be conclusive and binding on the Borrower (in the absence of manifest error).

17.                               Taxes

17.1.                     Net Payment

All sum payable by the Borrower under or pursuant to the Transaction Documents, whether principal, fees or otherwise, shall be paid in full without set-off or counterclaim and, to the extent permitted by law, without deduction or withholding for or on account of any tax, If the Borrower is required by law or regulation to make any deduction or withholding from any payment to the Lender, then:

(a)                                  it shall ensure that such deduction or withholding does not exceed the minimum legal liability therefore, and shall pay over to the relevant taxation or other authorities the full amount of such deduction or withholding (including the full amount of any necessary deduction or withholding from the additional amounts paid as provided below) and shall simultaneously pay to the Lender, such additional amounts as will result in the receipt by the Lender of a net amount equal to the full amounts which would otherwise have been received had no such deduction or withholding been required; and

(b)                                 it shall as soon as practicable (but in any event within thirty (30) days thereafter) forward to the Lender, as official receipt or other documentation with respect to such deduction and with respect to the payment of the tax adducted or withheld to the relevant taxation or other authorities as may from time to time be required by the Lender.

18.                               Assignment

18.1.                     This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns.

18.2.                     The Borrower may not assign or transfer all or any of its rights and obligations hereunder.

18.3.                     The Lender may assign all or any part of its rights and benefits under this Agreement to any one or more banks or other financial institutions.

19.  Notices

19.1.All notices, certificates, receipts and other instruments provided for herein to be issued by each party hereto shall be binding up on each party and shall be validly signed by its respective authorized persons and shall be sent by hand delivery, registered mail, or facsimile or otherwise in writing and sent to the relevant party’s address, or facsimile number and marked for the attention of the persons as set out at the Facility’s office address or as from time to time notified by each party to the other.

19.2  Any notice, demand or other communication so addressed to such party shall be deemed to have been delivered and duly accepted by such party:

(a)                                  in case of any notice, demand or other communication delivered by hand (e.g. by messenger) when actually received, or if sent by registered mail five (5) Business Day after mailing; or

(b)                                 in case of any notice, demand or other communication made by facsimile, (i) when dispatched and received in legible form by the receiving party, and (ii) a printed facsimile confirmation of that transmission is received by the sending party.

However, a notice given in accordance with the above but received on a Saturday, Sunday, public holiday or day on which banks and the relevant financial markets are not open for business in the place of receipt or after business hours in the place of receipt will only be deemed to be given on the next day (other than a Saturday, Sunday or public holiday) on which banks and the relevant financial markets are open for business in that place.

20.                               Partial Invalidity

If at any time any provision hereof is or becomes invalid, illegal or unenforceable in any respect the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

21.                               Amendment

No amendment or modification of the Agreement, shall in any event be effective unless the agreement among the parties in writing has been obtained.  No waiver of any provision of the Agreement shall in any event be effective unless the prior approvals of the Lender have been obtained.

22.                               Waivers

No failure on the part of the Lender to exercise, and no delay by the Lender in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

23.                               Confidentiality

This Agreement and all confidential information relating to the Borrower and the transactions contemplated by this Agreement is for the Lender’s confidential use only and the terms thereof will not be disclosed by the Lender to any person:

(a)                                  other than its officers, directors, employees, accountants, attorneys and other advisors, and then only in connection with the transactions contemplated thereby and on a confidential basis; and

(b)                                 other than to financial institutions, on a confidential basis, for their use in connection with an assignment or participation in the Facilities.

Notwithstanding the foregoing, the Lender may make such public disclosures of the terms and conditions hereof as it required by applicable law, in the opinion of its counsel, to make.

24.                               Governing Law

This Agreement shall be governed by and construed in accordance with the law of Thailand.

IN WITNESS WHEREOF the duly authorized representatives of the parties hereto have executed this Agreement the day and year first before written.

SIGNATURE PAGES

BORROWER :

SMTEK INTERNATIONAL (THAILAND) COMPANY LIMITED

By			By
	(	)		(	)

LENDER :

BANKTHAI PUBLIC COMPANY LIMITED

By
	(	)

WITNESSES:

By			By
	(	)		(	)